Exhibit 10.11

PURCHASE AND SALE AGREEMENT
(WITH ESCROW INSTRUCTIONS)

This Purchase and Sale Agreement (this "Agreement") is entered into effective as of September 22, 2014 (the "Effective Date") by LAWTON MARKETPLACE INVESTORS LP, a Texas limited partnership, as Seller ("Seller"), and ARCP AQUISITIONS, LLC, a Delaware limited liability company, as Buyer ("Buyer").
RECITALS
A. Buyer desires to purchase the Property (as defined below) from Seller and Seller desires to sell the Property to Buyer, all as more particularly set forth in this Agreement. The Property is leased to various tenants (the “Tenants”) pursuant to the written leases (including any amendments or supplements and any guaranties, security deposits, prepaid rent, or other security relating thereto, the “Leases”) as described on the Rent Roll attached as Schedule 2 to this Agreement (the “Rent Roll”).
B. In consideration of the mutual covenants and undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (each, a "Party" and, collectively, the "Parties") agree as follows:
SUMMARY OF TERMS
Certain key terms of this Agreement are summarized below, but remain subject to the applicable detailed provisions set forth elsewhere in this Agreement.

Property:
Fee title to certain real property commonly known as Lawton Marketplace located at 1920 NW 82nd Street, Lawton, Oklahoma 73505, as legally described on Exhibit A attached hereto (the "Land"), together with the buildings thereon containing approximately 179,183 square feet (the "Buildings") and including the related property and rights described in this Agreement.

Purchase Price:    $33,700,000.00 (the "Purchase Price").

Deposit:	$640,000 (such amount, together with all interest earned or accrued thereon, the "Deposit").

Study Period:	Thirty (30) days.

Closing Date:	Ten (10) days after expiration of the Study Period.

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

Escrow Agent:	First American Title Insurance Company, National Commercial Services ("Escrow Agent")
2425 E. Camelback Road, Suite 300
Phoenix, Arizona 85016
Attention: Brandon Grajewski
Tel: (602) 567-8145
Email: bgrajewski@firstam.com

Notices Addresses for the Parties:

If to Seller:	Lawton Marketplace Investors LP
c/o Hunt Properties, Inc.
8235 Douglas Avenue, Suite 1300
Dallas, Texas 75225
Attn: Jeff Williams
Tel: (214) 706-3245
Email: jeff@huntprop.com

with a copy to:	Glast, Phillips & Murray, P.C.
14801 Quorum Drive, Suite 500
Dallas, Texas 75254
Attn: Erika Bruce
Tel: (972) 419-7146
Email: ebruce@gpm-law.com

If to Buyer:    ARCP Aquisitions, LLC
c/o American Realty Capital Properties, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn: H. Curtis Keller
Tel: (602) 778-6280
Fax: (480) 449-7012
Email: ckeller@arcpreit.com

with a copy to:    ARCP Aquisitions, LLC
c/o American Realty Capital Properties, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn: Susan K. Martinez
Tel: (602) 778-6444
Email: smartinez@arcpreit.com

Notice Provisions:	See Section 22.
Seller’s Diligence Contact for scheduling physical inspections of the Property:

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

Name:    Jeff Williams,
Tel:    214-706-3245

Email:    jeff@huntprop.com

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Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

1.PURCHASE AND SALE OF PROPERTY. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon and subject to the terms and conditions of this Agreement. As used in this Agreement:
(a)"Real Property" means and includes (i) the Land, the Buildings, and all other buildings, improvements, building systems and fixtures located upon the Land owned by Seller; (ii) all tenements, easements and appurtenances pertaining to the Land or the Buildings; and (iii) all mineral, water, irrigation and other property rights of Seller, if any, running with or otherwise pertaining to the Land; and
(b)"Property" means and includes (i) the Real Property; (ii) the Leases; (iii) all of Seller's interest, if any and without warranty, in and to any equipment, machinery, furniture, furnishings and other tangible personal property located upon or used in connection with the Real Property (the "Personalty"); and (iv) to the extent assignable, all of Seller's interest, if any and without warranty, in and to the following affecting or relating to the Property: (1) all warranties and guaranties (the "Warranties"); (2) all development rights, utility capacities, approvals, permits and licenses (the "Permits"); (3) all surveys, engineering reports, environmental reports, plans, drawings, specifications, construction contracts, subcontracts, architectural and engineering agreements, and similar documents and agreements relating to the design, development, construction, maintenance or repair of the Property (the "Property Documents"); and (4) all contractual rights, trade names, trademarks, intellectual property and other intangibles (the "Intangibles").
2.PURCHASE PRICE. The Purchase Price will be paid by Buyer as follows, in cash or other immediately available funds:
(a)    the Deposit will be deposited in escrow with Escrow Agent not later than three (3) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement; and
(b)    the balance of the Purchase Price, as may be increased or decreased to account for any prorations, credits, or other adjustments required by this Agreement, will be deposited in escrow with Escrow Agent on or before the close of escrow (the "Closing").
The "Opening of Escrow" means the receipt, countersignature and distribution by Escrow Agent of a fully-executed original of this Agreement, together with the receipt by Escrow Agent of the Deposit. Seller and Buyer agree to the escrow instructions attached hereto as Exhibit F and incorporated herein (the "Escrow Instructions").
3.DISPOSITION OF DEPOSIT. Seller and Buyer instruct Escrow Agent to place the Deposit in a federally insured interest-bearing account. The Deposit will be applied as follows:

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(a) if Buyer terminates this Agreement in any situation where Buyer is permitted or deemed to do so under this Agreement (including without limitation any failure of a condition precedent under Section 13 below), the Deposit will be paid immediately to Buyer, and neither of the Parties will have any further liability or obligation under this Agreement, except with respect to any obligations which are expressly stated in this Agreement to survive a termination prior to Closing (the "Surviving Obligations"); (b) if Seller terminates this Agreement in any situation where Seller is permitted or deemed to do so under this Agreement (including without limitation an uncured default by Buyer as provided in Section 21(b) below), the Deposit will be paid to Seller; and (c) if escrow closes, the Deposit will be credited to Buyer, applied against the Purchase Price and paid to Seller at Closing.
4.DELIVERY OF SELLER'S DILIGENCE MATERIALS. Seller will deliver to Buyer, not later than five (5) business days after the Effective Date and at no cost to Buyer, to the extent in Seller’s possession or control, all materials and information described on Schedule 1 attached to this Agreement (collectively, “Seller’s Diligence Materials”). If Seller obtains new or updated information regarding the Property prior to Closing, Seller will immediately notify Buyer of such fact and will promptly deliver all such supplemental information to Buyer. Seller designates the contact person(s) so named in the Summary of Terms above as the representative of Seller through which Buyer may schedule any physical inspections of the Property (“Seller’s Diligence Contact”).
Buyer acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Seller's agents, representatives, or property manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of Seller's Diligence Materials or other items furnished by Seller or on Seller's behalf and the source(s) thereof. Buyer further acknowledges that some if not all of Seller's Diligence Materials were prepared by third parties other than Seller, Seller's agents, representatives and property manager. Seller and its property manager expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from Seller's Diligence Materials.
5.BUYER'S STUDY PERIOD.
(a)Buyer will have until 11:59 p.m. Mountain Standard Time (MST) on the thirtieth (30th) day after the Effective Date (such period, the "Study Period"), within which to conduct and approve any investigations, studies or tests desired by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property (collectively, "Buyer's Diligence"). Upon written request by a Party, the Parties will confirm the expiration of the Study Period. Buyer will not conduct any invasive testing without Seller's prior written approval.
Buyer acknowledges that Seller's Diligence Materials have been or will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer shall

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

not use Seller's Diligence Materials for any purpose other than in performing Buyer's Diligence. Buyer shall not disclose the contents of Seller's Diligence Materials or Buyer's Diligence to any person other than to those persons who are responsible for assisting Buyer with determining the feasibility of Buyer's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"); provided, however, Buyer shall disclose only such information to a particular Permitted Outside Party as is reasonably necessary for that Permitted Outside Party to perform its role in assisting Buyer to determine the feasibility of its acquisition of the Property, and nothing more. Buyer shall not divulge the contents of the Seller's Diligence Materials or Buyer's Diligence except in strict accordance with the confidentiality standards set forth in this paragraph. In permitting Buyer to review Seller's Diligence Materials or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.
(b)Seller grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at any time or times prior to Closing, to conduct Buyer's Diligence. Buyer will notify Seller prior to any entry and will not cause a violation of the Leases or unreasonably interfere with or disrupt Tenants’ business operations at the Property. Buyer will indemnify, defend and hold Seller, its agents, contractors and representatives harmless from and against any damage, injury, claim or lien caused by the activities of Buyer or its agents on the Property, except that Buyer will have no obligation to indemnify Seller as a result of the discovery or presence of any pre-existing conditions, including any hazardous materials. Buyer will also maintain commercial general liability insurance with limits of at least $1,000,000 per occurrence and $2,000,000 aggregate and workers compensation insurance and will provide a certificate of insurance evidencing the same to Seller upon request, which insurance shall name Seller as additional insured thereunder. The foregoing indemnity and insurance obligations of Buyer shall survive any termination of this Agreement.
(c)If, at any time prior to the expiration of the Study Period, Buyer elects in its sole discretion not to proceed to acquire the Property, Buyer may terminate this Agreement by giving written notice of termination to Seller and Escrow Agent. Buyer shall have the right to provide written notice to Seller and Escrow Agent expressly waiving this contingency at any time prior to the end of the Study Period. Unless Buyer has given written notice to Seller and Escrow Agent expressly stating that Buyer elects to waive this contingency and proceed with the acquisition of the Property, then upon the expiration of the Study Period Buyer shall be deemed to have terminated this Agreement. Upon any termination or deemed termination pursuant to this Section 5(c), Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, the Deposit will immediately be paid by Escrow Agent to Buyer, and neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations. If this Agreement is not so terminated, then except as otherwise provided in this Agreement the Deposit will become non-refundable to Buyer, and this Agreement will continue in full force and effect.

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(d)The Parties expressly agree that the mutual agreements, covenants, obligations and undertakings set forth in this Agreement constitute sufficient consideration for each Party to create a legally binding agreement notwithstanding that Buyer may freely terminate this Agreement and receive a return of the Deposit at any time prior to the end of the Study Period.
(e)Following any volitional termination by Buyer of this Agreement (but excluding any termination by Buyer pursuant to Section 21(a) following an uncured default by Seller), as one of the Surviving Obligations hereunder Buyer will provide to Seller, upon Seller's written request and reimbursement to Buyer of one-half of the respective cost thereof, not later than ten (10) days following such termination, a copy of any of the diligence reports and the Survey obtained by Buyer from unrelated third parties ("Third-Party Reports") in connection with Buyer's Diligence. Any such Third-Party Reports will be provided strictly in their as-is condition and Buyer expressly disclaims any and all representations or warranties, express or implied, and liability with regard to such Third-Party Reports or any errors, omissions, inaccuracies, or other matters contained in such Third-Party Reports.
6.TITLE AND SURVEY REVIEW.
(a)Promptly after the Effective Date, Escrow Agent will deliver to Buyer and Seller a current title commitment (as may be updated, the "Commitment") for the issuance to Buyer of an ALTA extended coverage owner's policy of title insurance on the Property (the "Owner's Policy"), together with copies of all requirement and exception documents referenced in such Commitment.
(b)Promptly after the Effective Date, Buyer will cause a licensed surveyor to complete and deliver to Escrow Agent, Seller and Buyer a current, certified ALTA As-Built survey of the Property (the "Survey"). Buyer will order the Survey within three (3) days following the Effective Date.
(c)Buyer will, by giving written notice (the "Title Notice") to Seller and Escrow Agent at least seven (7) days prior to the expiration of the Study Period (the "Title Objection Period"), either (i) approve the condition of title, or (ii) identify any matters set forth in the Commitment or the Survey to which Buyer objects (collectively, the "Objectionable Matters"). If no Title Notice is given by Buyer to Seller on or before the Title Objection Period, then Buyer shall be deemed to have disapproved of the condition of title and elected to terminate this Agreement. Upon any termination pursuant to this Section 6(c), Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, the Deposit will immediately be paid by Escrow Agent to Buyer, and neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations.
(d)If Buyer delivers the Title Notice to Seller on or before the Title Objection Period which identifies any Objectionable Matters, Seller will notify Buyer in writing ("Seller's Title

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

Response") within five (5) days after receiving the Title Notice whether Seller will cure those Objectionable Matters prior to the Closing Date in the manner requested by Buyer. Seller's failure to give Buyer a Seller's Title Response by such date shall be deemed as Seller's election not to cure the Objectionable Matters prior to the Closing Date in the manner requested by Buyer. If Seller does not agree to cure all the Objectionable Matters or fails to give Buyer a Seller's Title Response, then Buyer may elect, by giving written notice to Seller and Escrow Agent within five (5) days after receiving Seller's Title Response, but in no event after the expiration of the Study Period (except for new exceptions or requirements described in Section 6(e) below), to either (i) proceed with the acquisition of the Property notwithstanding the Objectionable Matters which Seller has not agreed to cure, or (ii) to terminate this Agreement and receive a return of the Deposit as provided in Section 6(c), whereupon Buyer shall return all hard copies and delete all electronic copies of Seller's Diligence Materials.
(e)If the Commitment is amended to include new exceptions or requirements after Buyer's delivery of the Title Notice, Buyer will have five (5) days after Buyer's receipt of the amended Commitment (and copies of any documents identified in the new exceptions or new requirements) within which to review and, if desired, object in writing to such new matters as Objectionable Matters. If Buyer so objects, the procedures and timelines set forth above will apply to govern any such objection, Seller's response thereto and Buyer's rights thereafter.
(f)Notwithstanding the foregoing, in all events Seller will, at or prior to Closing, (i) pay in full and cause to be canceled and discharged (or otherwise cause Escrow Agent to insure over) all mechanics' and contractors' liens encumbering the Property as a result of work performed by or on behalf of Seller; (ii) pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Property; and (iii) cause to be released all loan security documents which encumber the Property and any other monetary lien or encumbrance caused or created by Seller against the Property.
7.Tenant Right of First Refusal. The Parties agree that Buyer will be incurring expenses related to Buyer’s Diligence, despite the fact that one or more of the Leases may contain a right of first refusal or right of first offer in favor of the applicable Tenant thereunder (either such right, a “ROFR”). If any of the Leases contains a ROFR and the applicable Tenant delivers notice of its intent to exercise its ROFR or actually exercises its ROFR, then Buyer may, at Buyer’s option, terminate this Agreement prior to the end of the Study Period by written notice to Seller, in which event Buyer will immediately be paid the Deposit, and this Agreement shall be deemed terminated. If only part of the Property is subject to the exercised ROFR(s) and such portion(s) can be separately conveyed, then Buyer may elect prior to the end of the Study Period upon written notice to Seller, at Buyer’s option, to instead purchase only the remaining Property, in which event the Parties will promptly amend this Agreement to apply only to the remaining Property and Leases and reduce the Purchase Price by the capitalized value of the excluded Property and Leases. Absent any such

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

exercise by a Tenant, Seller will provide to Buyer and Escrow Agent a written waiver by each applicable Tenant of such Tenant’s ROFR rights prior to the end of the Study Period. Such waivers will be requested by Seller from all applicable Tenants within two (2) business days after the Effective Date.
8.CLOSE OF ESCROW. The Closing will occur on or before 5:00 p.m. MST on the tenth (10th) day after the expiration of the Study Period or on such earlier date as Buyer and Seller may mutually agree (the "Closing Date"). At Closing, the funds and documents deposited into escrow will be appropriately disbursed and distributed by Escrow Agent, and Seller will deliver possession of the Property to Buyer, all as required by and specified under this Agreement.
9.THE TRANSFER DOCUMENTS.
(a)The Real Property will be conveyed by a special warranty deed in substantially the form attached hereto as Exhibit B (the "Deed"). The Personalty will be conveyed by a bill of sale in substantially the form attached as Exhibit C (the "Bill of Sale"). The Leases will be assigned by an assignment and assumption of lease in substantially the form attached as Exhibit D (the "Assignment of Leases"). The Permits, Warranties, Property Documents and Intangibles will be assigned by an assignment agreement in substantially the form attached as Exhibit E (the "Assignment Agreement"). The Parties will supplement the foregoing with such additional documents, if any, as may reasonably be required to properly convey specific items of the Property. Buyer will be responsible for any third-party costs and expenses charged by the counterparty of the item being assigned which are associated with causing any Permits, Warranties, Property Documents and Intangibles to be assigned under the Assignment Agreement, but only to the extent that (i) such charge is disclosed to Buyer by Seller not later than three (3) business days prior to the end of the Study Period, and (ii) Buyer does not elect, by notice given to Seller prior to the end of the Study Period, to decline the assignment of such item. Seller will also deliver an updated copy of the Rent Roll, certified by Seller to be (to Seller’s knowledge) complete and accurate as of the Closing Date. The Deed, Bill of Sale, Assignment of Leases, Assignment Agreement, certified Rent Roll and the other closing documents required under this Agreement or otherwise delivered by the Parties at Closing are collectively referred to as the "Transfer Documents". Seller and Buyer will deposit duly executed and (as appropriate) acknowledged originals of each of the Transfer Documents with Escrow Agent not later than one (1) business day prior to the Closing Date.
(b)If Seller holds any transferable contracts or agreements relating to the upkeep, repair, maintenance, management or operation of the Property ("Operating Contracts"), Seller will provide copies thereof to Buyer as a part of Seller's Diligence Materials. Buyer may elect, by written notice given to Seller prior to the end of the Study Period, to take an assignment of any or all of the Operating Contracts. If Buyer so elects, the Parties will execute and include in the Transfer Documents an assignment agreement appropriate to effect such assignment, and any payments due

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

under the assigned Operating Contracts will be equitably prorated as of the Closing Date. Buyer will be responsible for any third-party costs and expenses charged by the counterparty of the item being assigned which are associated with causing any such Operating Contracts to be so assigned, but only to the extent that (i) such charge is disclosed to Buyer by Seller not later than three (3) business days prior to the end of the Study Period, and (ii) Buyer does not elect, by notice given to Seller prior to the end of the Study Period, to decline the assignment of such item. Seller will provide notice of termination on the Closing Date of any Operating Contracts which Buyer does not elect to take assignment prior to the end of the Study Period. Without limiting the foregoing, Seller will terminate any existing management agreement or leasing agreement applicable to the Property, and provide evidence of such termination to Buyer at Closing. Seller will not execute or enter into any new Operating Contract with respect to the Property that would be binding upon the Property or any part thereof after Closing, or terminate, amend, modify, extend or waive any rights under the existing Operating Contracts (except as contemplated by this Section 9(b)).
(c)If Buyer gives Seller notice within ten (10) days after the Effective Date that Buyer desires to obtain a subordination, non-disturbance and attornment agreement ("SNDA") from any or all of the Tenants, Seller will request (pursuant to the applicable provisions of the applicable Tenant’s Lease, if any) and use commercially reasonable efforts to obtain a SNDA from each such Tenant, either on the form specified in the applicable Lease or, if none, on Buyer's preferred form delivered to Seller with Buyer's request notice; provided, that the receipt of the SNDA by Buyer will not be a condition to Closing.
10.ESTOPPEL CERTIFICATES. Seller will deliver to Buyer, not later than five (5) days prior to the Closing Date, an original estoppel certificate from 75% of the Tenants which 75% must include Academy Sports, TJ Maxx, PetSmart, Check E Cheese, McDonald’s and City National Bank, which estoppel certificate (a) is dated not more than thirty (30) days prior to the Closing Date; (b) is executed by such Tenant; (c) is addressed to Buyer (or its designee), any proposed lender identified by Buyer ("Lender"), and their successors and assigns; (d) verifies the basic facts of such Lease (term, rental, expiration date, any options) and contains no assertions adverse or contrary to the provisions of such Lease; (e) confirms, to Tenant's knowledge, that there are no defaults by the landlord under the Lease, no unperformed or "punchlist" construction items, and no unpaid tenant improvement allowances, inducements or leasing commissions; and (f) if such Tenant's obligations under the Lease have been guaranteed by another person or entity, Seller will request such estoppel certificate also covers such guaranty and is signed by such guarantor(s). If a Tenant’s Lease does not include a form of tenant estoppel, Buyer will provide Seller with Buyer's preferred estoppel form and Seller will request, and use commercially reasonable efforts to obtain, the estoppel from such Tenant on such form. Notwithstanding anything to the contrary above regarding requirements for the estoppel certificate, unless Buyer sends written objection of an estoppel executed by a Tenant to Seller within five (5) days following Buyer's initial receipt of such executed estoppel (or any subsequent modification thereof), such estoppel shall be deemed to have satisfied the requirements

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

of this Section 10 for such Tenant. Seller will request the estoppel certificates within two (2) business days after the expiration of the Study Period.
11.CLOSING COSTS. Seller will pay (a) the cost for the standard portion of the Owner’s Policy and any endorsements to the Owner's Policy which Seller agrees (in Seller's sole discretion pursuant to Section 6 above) to obtain to cure any Objectionable Matters; (b) the costs of releasing all liens, judgments, and other encumbrances that are to be released under Section 6(f) and of recording such releases, if required to perfect such release; (c) one-half (1/2) of the fees and costs due Escrow Agent for its services (other than search costs, which will be paid entirely by Seller); and (d) all other costs to be paid by Seller under this Agreement. Buyer will pay (i) the cost of any endorsements to the Owner’s Policy requested by Buyer and/or lender, and any lender's title policy, along with one-half (1/2) of the fees and costs due Escrow Agent (other than search costs, which will be paid entirely by Seller); (ii) the cost of the Survey; (iii) the cost attributable to the extended portion of the Owner’s Policy; and (iv) all other costs to be paid by Buyer under this Agreement. Except as otherwise provided in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own expenses, including without limitation any expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transactions contemplated hereby. Any other closing costs not specifically designated as the responsibility of either Party in this Agreement will be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent for the Property's locale. Seller agrees that all closing costs and charges payable by Seller may be deducted from Seller's proceeds otherwise payable to Seller at Closing. Buyer will deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs and charges.
12.PRORATIONS.
(a)    The Parties will each execute and deliver to Escrow Agent for the Closing a closing statement setting forth the Purchase Price and all closing credits, prorations, charges, costs and adjustments contemplated by this Agreement. All prorations will be calculated as of the Closing Date by Escrow Agent, based upon the latest available information, with income and expense for the Closing Date being allocated to Buyer. Buyer will receive a credit for any rent paid by the Tenants for the period beginning with and including the Closing Date through and including the last day of the month in which Closing occurs (including any monthly estimates of common area maintenance charges, taxes, insurance or similar expenses to the extent the Tenants pay monthly). Buyer shall not receive a credit at Closing for any rent which is payable for the month of Closing but has not then been paid by a Tenant as of the Closing Date, and in such event the Party that receives such rent when paid by such Tenant, shall immediately remit to the other Party such other Party's respective portion of such rent, prorated as of the Closing Date as provided above. All other credits and charges to Buyer and Seller will be prorated as of the Closing Date. Real estate taxes and assessments, if not the sole responsibility of the applicable Tenant under its Lease, will be prorated on an accrual basis and, if actual amounts are not available, will be based upon the current valuation and latest available tax rates or assessments. All pre-paid or abated rents or deposit

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

amounts (including any tax or expense escrows and any security deposits) held or owed by Seller under the Leases, if any, will be paid to Buyer in the form of a credit against the Purchase Price. If after Closing either Party receives any rents or other amounts that properly belong to the other Party based upon the Closing prorations, such amounts will be immediately remitted to such other Party.
(b)    If after Closing either Party discovers any errors, or receives additional information, indicating that the prorations were inaccurate, such Party will promptly notify the other and the Parties will correctly re-prorate the amounts in question. No such correction will be required later than twelve (12) months after the Closing Date unless prior to such date the Party seeking the correction has given a written notice to the other Party specifying the nature and basis for such correction; provided, however, that if a correction is sought because current tax or assessment bills for the Property were not available as of Closing, the correction period with respect to the closing proration of such taxes or assessments will continue until thirty (30) days after Buyer's receipt of the applicable bills. In the event of any re-proration under this Section, the Party owing funds will within thirty (30) days after determination remit to the other Party the amount shown to be due. The provisions of this Section shall survive Closing.
(c)    For a period of twelve (12) months after the Closing Date, Seller will perform any reconciliations required under the Leases with respect to Seller’s period of ownership for common area maintenance charges, taxes, insurance or similar expenses; and Seller will be (i) responsible to pay any amounts due the Tenants, or (ii) entitled to receive any amounts owed by the Tenants, as a result of any such reconciliation. The provisions of this Section shall survive Closing.
(d)    If the actual rent commencement date for any Lease has not occurred by Closing, but has been determined by Closing and is no longer subject to any conditions precedent that have not been satisfied (other than the mere passage of time), Seller will provide Buyer with a credit against the Purchase Price at Closing equal to any lease revenue (i.e., base rent, plus taxes, insurance, common area maintenance charges and any other payments required by Tenants under the Leases) that would have been due under such Lease, without regard to any free rent periods or rental abatements and other inducements, for the period from the Closing Date through the actual date of rent commencement under such Lease had the obligation to commence paying rent been in effect on the Closing Date.
(e)    All unpaid leasing costs relating to the Leases, including, without limitation, tenant improvement costs or allowances, free rent periods or rental abatements, concessions and other inducements and all brokerage commissions relating to the Leases are the obligation of Seller and shall be paid by Seller at Closing with evidence of payment delivered to Buyer at Closing or Buyer shall receive a credit against the Purchase Price for any such amount(s) not paid.
13.BUYER'S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to close escrow and complete the purchase of the Property under this Agreement are expressly subject to the following:
(a)Seller's deposit with Escrow Agent, for delivery to Buyer at Closing, of the executed original Transfer Documents;

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(b)Seller's delivery to Buyer of the estoppel certificates as provided in Section 10 above;
(c)Seller's deposit with Escrow Agent of (i) Escrow Agent's customary form of "Owner's Affidavit" and (ii) such additional affidavits, undertakings or other documents as may be reasonably required by Escrow Agent to allow for the deletion of any mechanics' lien exceptions and other standard exceptions from the Owner's Policy;
(d)Provided that Buyer has satisfied all requirements of the Title Company for the issuance of the Owner’s Policy, Escrow Agent’s irrevocable commitment to issue the Owner’s Policy in the amount of the Purchase Price in the form approved by Buyer prior to the expiration of the Study Period;
(e)Seller's deposit with Escrow Agent of a letter from Seller to each Tenant, complying with the notice requirements of the applicable Lease and in form attached hereto as Exhibit H, directing that future rent under such Lease be paid to Buyer; and
(f)Seller's delivery to Buyer at Closing of a fully-executed original of each Lease (to the extent in the possession of Seller or Seller's agents).
If the foregoing conditions have not been satisfied by the scheduled Closing Date, then unless such failure is within the sole and exclusive control of Seller (in which event Buyer may proceed as provided in Section 21(a)) Buyer will have the right to elect, as Buyer's sole remedy, to terminate this Agreement by providing written notice to Seller and Escrow Agent, whereupon Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, the Deposit will immediately be paid by Escrow Agent to Buyer, and neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations.
Seller will additionally deliver to Buyer, at or promptly following Closing, all Warranties, Permits, and Property Documents, if any, in the possession of Seller or Seller's agents; and any Intangibles capable of physical delivery.
14.NON-FOREIGN AFFIDAVIT. Seller will deposit with Escrow Agent on or prior to Closing a sworn affidavit (the "Non-Foreign Affidavit") properly containing such information as is required by Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price the amount required to be so withheld pursuant to Section 1445(a) of the Tax Code, and such withheld funds will be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

15.BROKER'S COMMISSION. The Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement other than UCR, and Seller may pay a commission to UCR and Hunt Properties, Inc., pursuant to separate agreements. If any person asserts a claim to any finder's fee, brokerage commission or similar compensation in connection with this Agreement, the Party under whom the finder or broker is claiming will indemnify, defend and hold harmless the other Party from and against any such claim and all costs, expenses and liabilities incurred in defending against such claim, including without limitation reasonable attorneys' fees and court costs. The provisions of this Section shall survive Closing or any earlier termination of this Agreement.
16.AS-IS CONVEYANCE. BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE STUDY PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER AND BUYER AGREES THAT, UPON THE CLOSING, BUYER SHALL BE DEEMED TO HAVE ACCEPTED THE PROPERTY IN ITS THEN EXISTING CONDITION, "AS IS, WHERE IS AND WITH ALL FAULTS" WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE BY SELLER EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE TRANSFER DOCUMENTS.
17.RISK OF LOSS. Seller shall bear all risk of loss resulting from or related to "Material Damage" (as defined below) of or to the Property or any part thereof which may occur prior to Closing (a "Casualty"). Seller shall also bear all risk of loss resulting from or related to a taking or condemnation of the Property or any part thereof if, prior to Closing, written notice of a proposed condemnation or taking is received, a condemnation proceeding is commenced, a condemnation proceeding is concluded, or all or any part of the Property is conveyed in lieu of condemnation (any such taking or condemnation event being a "Condemnation"). If a Casualty or Condemnation occurs, Seller will immediately give written notice of such event to Buyer. Buyer may, at Buyer's sole option by giving written notice to Seller and Escrow Agent within thirty (30) days after receiving such notice from Seller, terminate this Agreement, in which event Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, the Deposit will immediately be paid by Escrow Agent to Buyer, and neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations. If necessary, the Closing Date will be extended to allow Buyer such thirty-day period. If any Casualty or Condemnation occurs which does not result in a termination of this Agreement, Seller will, at Closing and as a condition precedent thereto, pay Buyer the amount of any insurance or condemnation proceeds received by Buyer attributable to such event, or assign to Buyer, as of the Closing Date and in a form acceptable to Buyer, all rights or claims to the same. For purposes

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

hereof, "Material Damage" shall be deemed to be any damage or destruction that (a) gives any Tenant the right to terminate its Lease or abate rent under the Lease either temporarily or permanently, unless Seller provides a written waiver of any such right from any such Tenant; (b) will not result in the payment to Buyer of net proceeds from the applicable Seller or Tenant insurance policies sufficient to fully restore the Property to the condition that existed prior to such Casualty; or (c) causes more than $500,000 of damage to the Property.
18.SELLER'S REPRESENTATIONS AND WARRANTIES.
(a)    Seller represents and warrants to Buyer as of the Effective Date and again as of the Closing Date that:
(i)Seller has full power and authority to execute, deliver and perform under this Agreement and the Transfer Documents, and no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;
(ii)there are no actions or proceedings pending or, to Seller's knowledge, threatened against Seller which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the Transfer Documents;
(iii)the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach of or default under any other agreement, law or court order under which Seller is a party or may be bound;
(iv)any existing financing secured by the Property or any part thereof will be satisfied and discharged in full as against the Property at or prior to Closing, and any liens or encumbrances upon the Property relating thereto will be terminated and released of record at or prior to Closing; and Seller does not have any defeasance, lender approval or prepayment obligations with respect to any such existing financing which will delay the Closing;
(v)to Seller's knowledge (1) no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction; (2) there is no impending or contemplated Condemnation affecting the Property; (3) there are no intended public improvements which will or could result in any charges being assessed against the Property or which will result in a lien upon the Property; and (4) there are no proceedings pending for the increase of the assessed valuation of the Property;
(vi)there are no suits or claims pending or, to Seller's knowledge, threatened with respect to or in any manner affecting the Property or the Leases;

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(vii)Seller has not taken any action to change the present use or zoning of or other entitlements or land-use permissions or restrictions upon the Property, and to Seller's knowledge there are no such proceedings pending;
(viii)except as may be detailed in any environmental documents included in Seller's Diligence Materials, Seller has no actual knowledge that there exists or has existed during Seller’s ownership of the Property, and Seller has not caused, any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" means any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;
(ix)Seller has not entered into and will not enter into, and there is not existing, any other agreement, written or oral, under which Seller is or could become obligated to sell the Property or any portion thereof to a third party (including any Tenant);
(x)to Seller's knowledge, no default of Seller exists under any Lease; Seller has sent no written notice of default to any Tenant and, to Seller's knowledge, no default of Tenant exists under any Lease; and Seller has not received any notice or correspondence from or on behalf of any Tenant indicating any such Tenant's desire, willingness or intent to amend, modify, assign or terminate its Lease nor any notice or correspondence requesting the consent of Seller to any of the foregoing;
(xi)to Seller's knowledge, all amounts due and payable by Seller under any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions affecting the Property (the "REA's") have been paid in full and no default of Seller exists under any of the REA's and, to Seller's knowledge, no default of any other party exists under any of the REA's;
(xii)all brokerage commissions and other compensation and fees payable by reason of the Leases (including, without limitation, any renewals or expansions) have been fully paid, and no exclusive or continuing leasing or brokerage agreements exist as to any part of the Property;
(xiii)Intentionally omitted;

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(xiv)to Seller's knowledge, except as set forth in item (xii) above, all amounts presently due and payable, and all obligations presently performable, by Seller with respect to the Property have been paid and performed in full and no default of Seller exists with respect to the Property; and;
(xv)the Rent Roll is true and complete in all material respects, and there are no other Leases for any space in the Property other than those set forth on the Rent Roll; Seller has delivered (or will include in Seller’s Diligence Materials) complete copies of each Lease (including all guarantees, amendments, letter agreements, addenda and/or assignments thereof) and subleases, if any, and any other agreements between Seller and any Tenant.
For the purposes of the representations and warranties contained in this Section 18 wherever the phrase "to Seller's knowledge" or a similar phrase referencing or qualifying a representation by Seller's knowledge is used, Seller's knowledge shall be deemed to be limited solely to Seller's current, actual knowledge without any independent investigation or inquiry having been made.
All representations and warranties made in this Section 18 by Seller shall survive Closing for a period of six (6) months. Except as limited by the subsequent paragraph, Seller will indemnify and hold Buyer harmless from and against any claims, loss, damage, liability and expense, including without limitation reasonable attorneys' fees and court costs, which Buyer may incur by reason of any misrepresentation by Seller or any breach of any of Seller's representations and warranties, discovered or arising prior to the expiration of such six (6) month period. Seller's indemnity and hold harmless obligations shall survive Closing for six (6) months.
If as a result of any change of conditions with respect to any portion of the Property and/or the acquisition by Seller of information not known to Seller at the time of execution of this Agreement, Seller is unable to confirm any such representations and warranties as of the Closing Date, Seller shall have the option of revising any such representations and warranties to reflect facts or conditions then existing or known to Seller. If Buyer is unwilling to accept any such modification to Seller's representations and warranties, Buyer, as its sole and exclusive remedy, shall have the right to terminate this Agreement by providing Seller and the Title Company with written notice of Buyer's election to terminate this Agreement within ten (10) days following the date Buyer receives actual knowledge that such representations are materially inaccurate, in which event Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, the Deposit shall be returned to Buyer by the Title Company and neither party hereto shall have any further obligations hereunder except for any Surviving Obligations. If Buyer accepts such revisions (which shall be deemed to have occurred if Buyer fails to provide Seller and the Title Company with written notice of Buyer's election to terminate this Agreement within ten (10) days following the date Buyer receives actual knowledge that such representations are materially inaccurate), Buyer shall be deemed to have waived any rights or remedies against Seller with respect to the representation in question. To the extent that Buyer has actual knowledge prior to the Closing of facts contrary to those represented by Seller, Buyer shall promptly (but in no event later than five (5) days after obtaining such knowledge) notify Seller in writing prior to Closing to permit Seller to revise its representations accordingly. Buyer shall not have a right to bring any action against

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

Seller for breach of a representation or warranty in any circumstance where Buyer had actual knowledge prior to Closing that such representation or warranty was inaccurate if Buyer failed to notify Seller of such fact in writing prior to Closing as aforesaid.
(b)    Further, Seller hereby covenants that unless Buyer otherwise grants Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion:
(i)    Seller will pay (or cause to be paid) in full prior to the Closing Date all bills or other charges, costs or expenses which are due and payable arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property, including without limitation all general real estate taxes, assessments and personal property taxes due with respect to the Property up to the Closing Date, except for any item to be prorated at Closing in accordance with this Agreement;
(ii)    Seller will not execute or enter into any lease with respect to the Property or any part thereof, or terminate, amend, modify, extend or waive any rights under the Leases;
(iii)    Seller will, or as applicable will cause the Tenants to, (1) continue to operate the Property as heretofore operated; (2) maintain the Property in its current condition and perform routine and required maintenance and replacements; (3) pay prior to Closing all sums due for work, materials or services furnished or otherwise incurred in the ownership, use or operation of the Property; (4) comply with all governmental requirements applicable to the Property and with the terms, covenants and conditions of the Leases; (5) except as required by a governmental agency or as permitted under the Lease, not place or permit to be placed on any portion of the Property any new improvements of any kind or remove or permit any improvements to be removed from the Property; and (6) not, by voluntary or intentional act or omission, cause or create any easements, encumbrances, or liens to arise or to be imposed upon the Property or to allow any amendment or modification to any existing easements or encumbrances;
(iv)    Seller will not provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser, and Seller will instruct any brokers Seller may deal with not to provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser; and
(v)    Seller will request, within two (2) business days following the expiration of the Study Period, and reasonably cooperate to obtain the estoppel certificates, addressed to Buyer, Lender and their successors and assigns, from all other parties to any applicable reciprocal easement agreement, declaration of covenants, conditions and restrictions, or similar agreement relating to the Property. Seller’s failure after reasonable efforts to obtain the foregoing estoppel certificates in this clause (v) will not be a default under this Agreement.
19.BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as of the Effective Date and again as of the Closing Date that:
(a)    Buyer has full power and authority to execute, deliver and perform under this Agreement and the Transfer Documents, and no consent of any third party is required in order for Buyer to enter into this Agreement and perform Buyer's obligations hereunder;

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

(b)    there are no actions or proceedings pending or, to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the Transfer Documents;
(c)    the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound; and
(d)    if Buyer receives notice or knowledge of any additional information regarding any of the matters set forth in this Section 19 prior to Closing, Buyer will immediately give written notice to Seller of the same.
All representations and warranties made in this Section 19 by Buyer shall survive Closing for a period of six (6) months. Buyer will indemnify and hold Seller harmless from and against any claims, loss, damage, liability and expense, including without limitation reasonable attorneys' fees and court costs, which Seller may incur by reason of any misrepresentation by Buyer or any breach of any of Buyer's representations and warranties, discovered or arising prior to the expiration of such six (6) month period. Buyer's indemnity and hold harmless obligations shall survive Closing.
20.ASSIGNMENT. Except as provided below, this Agreement may not be assigned by either Seller or Buyer without the prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to any single purpose entity affiliated with, controlled by, or under common control with Buyer without seeking or obtaining Seller's consent. Such assignee will execute an instrument whereby such assignee assumes the obligations of Buyer under this Agreement. No assignment by Buyer shall release or otherwise relieve Buyer from any obligations hereunder; provided, however, that if Closing occurs the assignor (but not the assignee) shall thereupon be relieved of all the assignor's obligations arising under this Agreement before, on and after Closing.
21.DEFAULT; REMEDIES.
(a)If Seller breaches this Agreement (including without limitation a breach of any representation or warranty of Seller) and such breach is not cured within five (5) days of receiving written notice from Buyer, Buyer may, as Buyer's sole and exclusive remedy for such breach, at Buyer's sole option either: (i) by written notice given to Seller and Escrow Agent terminate this Agreement, in which event the Deposit will be paid immediately by Escrow Agent to Buyer, Seller will promptly reimburse Buyer for all of Buyer's reasonable out-of-pocket and third-party expenses (including without limitation reasonable attorneys' fees) incurred in connection with the Property, Buyer's Diligence or this transaction, up to a maximum reimbursement of $40,000, and neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations; or (ii) seek specific performance against Seller. Notwithstanding the foregoing, if specific performance is made unavailable as a remedy to Buyer by Seller's affirmative acts or

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

intentional omissions, Buyer will be entitled to pursue all rights and remedies available at law or in equity provided however that any monetary judgment obtained by Buyer against Seller shall not exceed $500,000.00. Buyer hereby waives any right to seek any other equitable or legal remedies against Seller. Any suit by Buyer to enforce specific performance under this Agreement must be filed on or before two (2) years after the Closing Date or Buyer's right to enforce specific performance under this Agreement shall be forever waived. The foregoing shall not act to limit any liability of Seller in regard to its indemnification obligations under this Agreement.
(b)If Buyer breaches this Agreement (including without limitation a breach of any representation or warranty of Buyer) and such breach is not cured within five (5) days of receiving written notice from Seller, Seller may, as Seller's sole and exclusive remedy for such breach, by written notice given to Buyer and Escrow Agent terminate this Agreement whereupon Buyer shall promptly return all hard copies and delete all electronic copies of Seller's Diligence Materials, Buyer shall provide to Seller a copy of any Third-Party Reports as provided in Section 5(e) but at no charge to Seller, and Seller shall receive the Deposit in accordance with Section 3(b) above as Seller's agreed and total liquidated damages, it being acknowledged and agreed by the Parties that it would be difficult or impossible to determine Seller's exact damages, and the Deposit represents a reasonable estimate of those damages. Upon such termination by Seller, neither of the Parties will have any further liability or obligation under this Agreement except for any Surviving Obligations. The foregoing shall not act to limit any liability of Buyer in regard to its indemnification obligations under this Agreement.
(c)The provisions of this Section 21 shall not limit any rights or remedies either Party may have after Closing with respect to those provisions of this Agreement that survive Closing (including for any misrepresentation or breach of warranty) or under the Transfer Documents or any other documents entered into pursuant to this Agreement.
22.NOTICES. All notices under this Agreement must be sent either by (i) email, (ii) a reputable national overnight courier service, or (iii) personal delivery. Notices from or signed by the legal counsel for a Party shall be equally effective as a notice from such Party itself. The addresses to be used for notices are those set forth in the Summary of Terms above, or such other addresses as a Party may from time to time direct by notice given in accordance with these requirements. If sent by email, a notice shall be deemed given when such email is transmitted to the notice address or number, and shall be deemed received on that same day unless given after 5:00 p.m. MST, in which case such receipt shall be the next business day. If personally delivered, a notice shall be deemed given and received upon such delivery. If sent by overnight courier service, a notice shall be deemed given upon deposit with such courier and deemed received upon actual receipt or refusal of delivery at the notice address.

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

23.ATTORNEYS' FEES. If there is any litigation or arbitration between the Parties to determine or enforce any provisions or rights arising under this Agreement, the unsuccessful Party in such proceeding will pay to the successful Party all costs and expenses incurred by the successful Party in connection therewith, including without limitation reasonable attorneys' fees and court costs. The determinations of which Party is the "successful Party" and the amount of such fees, costs and expenses to be awarded to the unsuccessful Party shall be made by the judge or arbitrator in such proceeding.
24.[Intentionally Deleted.]
25.TENANT AUDIT RIGHT. If any Tenant has the right to inspect and audit any books, records or other documents of the landlord under its Lease, Seller agrees to retain such books, records and other documents to enable Tenant to conduct a full and complete audit thereof for at least six (6) months after the Closing Date. The provisions of this Section shall survive Closing.
26. 1031 EXCHANGE. Each Party may structure its purchase or sale, as applicable, as part of a like-kind exchange under Section 1031 of the Tax Code. Each Party will if requested reasonably cooperate with the other (at no cost or liability to the cooperating Party) in effectuating such a like-kind exchange, including signing such documents as may reasonably and customarily be required to accomplish such exchange; provided, however, that the Closing Date will not thereby be delayed and the cooperating Party will not be required to incur any additional liability or undertake any additional obligations as a result of any such like-kind exchange. The Party employing the like-kind exchange structure will pay all costs and expenses associated with effectuating such exchange.
27.MISCELLANEOUS. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement constitutes the entire agreement between the Parties pertaining to the sale and purchase of the Property, and unless expressly stated otherwise all prior and contemporaneous agreements, representations, negotiations and understandings of the Parties regarding this transaction (including without limitation any Letter of Intent), whether oral or written, are superseded and merged herein. The foregoing sentence shall in no way affect the validity of any instruments subsequently executed by the Parties as contemplated by this Agreement. No modification, waiver, amendment or discharge of or under this Agreement shall be valid unless contained in a writing signed by the Party against whom enforcement is sought. No waiver by Seller or Buyer of a breach of any of the terms, covenants or conditions of this Agreement shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition contained herein. The

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.
28.TIME OF ESSENCE. Time is of the essence of this Agreement. When used in this Agreement, the term "business day" means any day which is not a Saturday, Sunday or legal holiday. If this Agreement specifies that a time period expires or that an action be taken on a date which is not a business day, such date shall be deemed extended to the next succeeding day which is a business day, and any successive time periods shall be deemed extended accordingly.
29.SEVERABILITY. If any one or more of the covenants, agreements, conditions, provisions, or terms of this Agreement is, in any respect or to any extent (in whole or in part), held to be invalid, illegal or unenforceable for any reason, all remaining portions thereof which are not so held, and all other covenants, agreements, conditions, provisions, and terms of this Agreement, will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.
30.SURVIVAL. To the extent that the performance of any covenant or other obligation of a Party in or pursuant to this Agreement or the Transfer Documents is contemplated to occur or continue after the Closing, the same shall not merge with the transfer of title to the Property, but shall remain in effect until fulfilled (subject to any express limitation thereon set forth in this Agreement).
31.APPROVALS; FURTHER ACTS. The Parties agree that for all matters in this Agreement requiring the consent or approval of any Party, unless otherwise expressly provided in this Agreement any such consent or approval will not be unreasonably withheld, conditioned or delayed. The Parties agree to promptly execute such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.
32.GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Real Property is located.
33.COUNTERPARTS; ELECTRONIC DELIVERY. This Agreement and any related documents may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Documents executed by the Parties but delivered by "pdf" or other electronic means will be accepted with the same effect as original ink-signed "hard copy" versions (an "Executed Original") of such documents, provided that, all Transfer Documents which are to be recorded must be delivered by the signing Party to Escrow Agent as Executed Originals.

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

34.INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are considered to be a part of this Agreement and are fully incorporated herein by this reference to the same extent as though set forth at length.
35.OFAC. Each Party represents and warrants to the other, and to Escrow Agent, that (a) such Party is not knowingly acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, or engaging in, instigating or facilitating this transaction for or on behalf of any such person, group, entity or nation; (b) such Party is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering; and (c) none of the funds of such Party to be utilized in this transaction have been or will be derived from any unlawful activity with the result that such Party or the Property is subject to seizure, forfeiture or other such remedy or that this Agreement or the transactions hereunder are or will be in violation of law. The provisions of this Section shall survive Closing or any earlier termination of this Agreement.
36.SEC FILING INFORMATION. In order to enable Buyer to comply with certain reporting requirements of the Securities and Exchange Commission (the “SEC”), including, without limitation, SEC Rule 3-14 of Regulation S-X, Seller agrees to provide Buyer and its representatives, upon Buyer’s request, information relating to Seller’s ownership and operation of the Property, including, without limitation, Seller's most current operating statements relating to the financial operation of the Property for the current and immediately prior fiscal years, and support for certain operating revenues and expenses specific to the Property (collectively, the “SEC Filing Information”). Seller acknowledges that certain of the SEC Filing Information may be included or disclosed in filings required to be made by Buyer with the SEC. Seller will cooperate in providing the SEC Filing Information and answering questions with respect thereto as they arise. The provisions of this Section shall survive Closing for a period of one (1) year but shall not survive any termination of this Agreement.
37.TRANSFER TAXES. Notwithstanding anything to the contrary under Section 11 above, Seller shall be responsible for payment of all State, County and local transfer taxes, stamp or documentary taxes associated with the sale of the Property.
[SIGNATURE PAGE FOLLOWS]

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their duly authorized and empowered representatives as of the Effective Date above.

SELLER:            LAWTON MARKETPLACE INVESTORS LP,
a Texas limited partnership

By:    LAWTON MARKETPLACE GP, LLC,
a Texas limited liability company,
its general partner

By:    Hunt Properties, Inc.,
a Texas corporation,
its sole manager

By: /s/ Jeff Williams
Name:         Jeff Williams
Title:         President

BUYER:	ARCP AQUISITIONS, LLC,
a Delaware limited liability company

By: /s/ Daniel T. Haug
Name (Print): Daniel T. Haug
Title: Authorized Officer

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma

Exhibit 10.11

ESCROW AGENT'S ACCEPTANCE

The foregoing fully executed Agreement is accepted by the undersigned, as the "Escrow Agent" hereunder, as of the 25th day of September, 2014. Escrow Agent accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement, including without limitation the Escrow Instructions, and acknowledges its receipt of the Deposit.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Brandon Grajewski
Name (Print): Brandon Grajewski
Title: Escrow Officer

Purchase and Sale Agreement
Lawton Marketplace, Lawton, Oklahoma